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BUCKEYE PARTNERS, L.P.
3900 HAMILTON BOULEVARD
ALLENTOWN, PENNSYLVANIA
18103
(800) 422-2825

Contact:  Thomas B. Dornblaser
          Manager, Investor Relations

New York Stock Exchange (BPL)                             NEWS RELEASE
                                                          FOR IMMEDIATE RELEASE
                                                          July 20, 1998

Allentown, PA July 20, 1998 . . . Buckeye Management Company, the general partner of Buckeye Partners, L.P. (NYSE:BPL), today announced that the Unitholders of Buckeye Partners, L.P. have approved certain amendments to the Amended and Restated Partnership Agreement of Buckeye Partners, L.P.

The amendments are effective as of July 17, 1998 and remove certain restrictions on the Partnership's ability to issue additional Units, incur debt and make capital expenditures without further Unitholder approval. Buckeye Partners, L.P. received the affirmative vote of Unitholders holding over 70% of its outstanding LP Units in the consent solicitation process.

Buckeye Partners, L.P., through its subsidiary partnerships, is one of the nation's largest independent pipeline common carriers of refined petroleum products with nearly 3,500 miles of pipeline operating in 10 states.



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